SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): April 20, 1999
                                                      (April 20, 1999)

                              TrustCo Bank Corp NY


             (Exact name of registrant as specified in its charter)

                                    New York
                 (State or other jurisdiction of incorporation)


           0-10592                                   14-1630287
         (Commission File Number)           (IRS Employer Identification No.)


                 192 Erie Boulevard, Schenectady, New York 12305
               (Address of principal executive offices) (Zip Code)



         Registrant's telephone number, including area code: (518) 377-3311

TrustCo Bank Corp NY


Item 5.           Other Events

                  Two press releases were issued on April 20, 1999, discussing first quarter results for 1999. Attached are the press releases labeled as exhibit 99(a) and 99(b).




Item 7            (c) Exhibits


                  Reg S-K Exhibit No.              Description
                         99(a)
                                                   One page press release dated
                                                   April 20, 1999, with first
                                                   quarter 1999 results.

                         99(b) Press release dated April 20, 1999, with first quarter 1999 results.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: April 20, 1999

                                         TrustCo Bank Corp NY
                                         (Registrant)


                                         By:_/S/Robert T. Cushing
                                            Robert T. Cushing
                                            Vice President and
                                            Chief Financial Officer

                                 Exhibits Index


The following exhibits are filed herewith:


Reg S-K Exhibit No.        Description                                    Page
------------------         ------------------------------             --------
         99(a)             One page press release dated April 20,
                           1999, highlighting first quarter 1999 results.   5

         99(b)             Press release dated April 20, 1999,
                           highlighting first quarter 1999 results.         6

                                                         Exhibit 99(a)

TRUSTCO
Bank Corp NY                                          News Release
-----------------------------------------------------------------
192 Erie Boulevard, Schenectady, New York, 12305
(518) 377-3311   Fax: (518) 381-3668

Subsidiary:  Trustco Bank                             NASDAQ -- TRST

Contact: William F. Terry
                    Senior Vice President and Secretary
                    518-381-3611

FOR IMMEDIATE RELEASE:

TrustCo Bank Corp NY
(dollars in thousands, except per share data)

                                               3/99             3/98

Three Months Ended March 31
         Net Income                      $     9,323            8,378
         Provision for Loan Losses             1,513            1,372

Average Equivalent Shares Outstanding:
         Basic                            26,873,000       26,888,000
         Diluted                          27,992,000       27,975,000

         Net Income per Share:
         Basic                            $      0.35             0.31
         Diluted                                 0.33             0.30

Period End:
Total Assets                             $2,434,163         2,395,839
Total Nonperforming Loans                   12,107             11,698
Total Nonperforming Assets                  15,057             18,993
Allowance for Loan Losses                   54,772             53,984
Allowance as a Percentage
  of Total Loans                            4.16%                  4.14%

Note: All share and per share information is adjusted for the 15% stock split declared August 1998.

                                      # # #

                                                           Exhibit 99(b)

TRUSTCO
Bank Corp NY                                        News Release
-----------------------------------------------------------------
192 Erie Boulevard, Schenectady, New York, 12305
(518) 377-3311   Fax: (518) 381-3668

Subsidiary:  Trustco Bank                           NASDAQ -- TRST

Contact: William F. Terry
                    Senior Vice President and Secretary
                    518-381-3611

FOR IMMEDIATE RELEASE:

                  TRUSTCO ANNOUNCES RECORD FIRST QUARTER 1999 RESULTS

Schenectady, New York - April 20, 1999

TrustCo Bank Corp NY (TrustCo, NASDAQ: TRST) today announced record first quarter earnings results. Net income for the three months ended March 31, 1999 was $9.3 million compared to $8.4 million for 1998, an increase of 11.3%. Diluted earnings per share were $0.33 for the first quarter 1999 compared to $0.30 for 1998, an increase of 10%. Return on average assets and return on average stockholders' equity were 1.55% and 22.45% for 1999, and 1.43% and 21.12% for 1998, respectively.

Robert A. McCormick, TrustCo's President and Chief Executive Officer, commented on the strong results for the first quarter, "We are pleased with the momentum that we are carrying into 1999. The first quarter results sets the stage for a solid year in 1999, and I am confident that we will be able to meet our goal of a 22% return on equity for the year."

For any financial institution, the single largest contributor to net income is taxable equivalent net interest income, which for TrustCo increased to $23.4 million for the first quarter of 1999 compared to $22.5 million for the comparable period in 1998. The growth in TrustCo's taxable equivalent net interest income is the result of a combination of growth in the average balance of interest earning assets and a slight increase in the net interest margin. Mr. McCormick noted "We have undertaken several initiatives in response to the existing low interest rate environment to better position TrustCo for increased profitability. We are fortunate in that we have a solid and growing base of strong and recurring earnings."

Continued focus on expense controls has resulted in a first quarter efficiency ratio of 41.3% for 1999 compared to 39.1% for 1998. TrustCo has consistently been recognized as a leader in expense control, and the first quarter efficiency ratio
continues  that  tradition.   Mr.  McCormick  noted,  "The  consistently  strong
financial performance that TrustCo has posted over the last 15 years is the result of a focus on the fundamentals. We are proud of our expense control policies, while at the same time we look to take advantage of market opportunities for strategic growth in our balance sheet. TrustCo delivers to its customers competitively priced and conveniently obtained products and services."

Also during the first quarter, TrustCo paid common stock cash dividends of $0.275 per share in 1999, compared to $0.239 per share in 1998, representing a dividend payout ratio of over 79% in 1999 compared to 77% in 1998. Commenting on the significant cash dividends that TrustCo paid to its shareholders, Mr. McCormick stated, "We retain within TrustCo sufficient capital to meet our needs for growth and to continue our classification as a "well capitalized" institution for regulatory purposes. It has been our practice to return to our owners any capital that we cannot effectively utilize."

TrustCo Bank Corp NY is a $2.4 billion bank holding company which serves the financial needs of customers through its banking subsidiary, Trustco Bank, National Association. Trustco Bank operates 53 bank offices, in Albany, Columbia, Greene, Rensselaer, Saratoga, Schenectady, Schoharie, Warren and Washington Counties. In addition, Trustco Bank operates a full service Trust Department with $1.28 billion of assets under management.

Except for historical information contained herein, the matters discussed in this news release and other information contained in TrustCo's Securities and Exchange Commission filings may express "forward looking statements". Those "forward looking statements" may involve risk and uncertainties, including statements concerning future events or performance and assumptions and other statements that are other than statements of historical facts. TrustCo wishes to caution readers not to place undue reliance on any forward looking statements, which speak only as of the date made. Readers are advised that various risk factors, including but not limited to: (1) credit risk, (2) interest rate risk,
(3) competition, (4) certain vendors critical systems or services failing to comply with Year 2000 programming issues, (5) changes in the regulatory environment, and (6) changes in general business and economic trends, could cause the actual results or circumstances for future periods to differ materially from those anticipated or projected.

TrustCo does not undertake, and specifically disclaims any obligation, to publicly release the results of any revisions that may be made to any forward looking statements to reflect the occurrence of unanticipated events or circumstances after the date of such statement.

TRUSTCO BANK CORP NY                                       Page 1
SCHENECTADY, NY


(dollars in thousands, except per share data)
                                                               Three Months Ended
                                                    03/31/99        12/31/98        03/31/98
Summary of operations
   Net interest income (TE)                          $23,387          22,197          22,520
   Provision for loan losses                           1,513           1,230           1,372
   Net securities transactions                          (420)            727              32
   Noninterest income                                  5,840           6,779           4,522
   Noninterest expense                                12,202          14,180          11,529
   Net income                                          9,323           8,762           8,378

Per common share (1) Net income per share:
          - Basic                                       0.35            0.33            0.31
          - Diluted                                     0.33            0.31            0.30
   Cash dividends                                      0.275           0.275           0.239
   Book value at period end                             6.88            6.94            6.60
   Market price at period end                          25.00           30.00           24.67

At period end
   Full time equivalent employees                        477             480             467
   Full service banking offices                           53              53              51

Performance ratios
   Return on average assets                             1.55 %          1.42            1.43
   Return on average equity (2)                        22.45           20.90           21.12
   Efficiency (3)                                      41.31           41.92           39.11
   Net interest spread (TE)                             3.49            3.30            3.45
   Net interest margin (TE)                             3.94            3.79            3.92
   Dividend payout ratio                               79.42           84.24           76.62

Capital ratios at period end (4)
   Total equity to assets                               6.98            6.78            6.83
   Tier 1 risk adjusted capital                        13.14           12.77           13.01
   Total risk adjusted capital                         14.43           14.06           14.30

Asset quality analysis at period end
   Nonperforming loans to total loans                   0.92            0.94            0.90
   Nonperforming assets to total assets                 0.62            0.71            0.79
   Allowance for loan losses to total loans             4.16            4.11            4.14
   Coverage ratio (5)                                    4.5 X           4.4 X           4.6 X

(1) All share and per share  information  is  adjusted  for the 15% stock  split declared  August,  1 (2) Average equity  excludes the effect of the market value adjustment for securities
       available for sale.
(3)    Calculated  as  noninterest   expense  (excluding  ORE  expense  and  any
       nonrecurring  charges) divided by taxable  equivalent net interest income
       plus  noninterest   income  (excluding  ORE  income  and  net  securities
       transactions).
(4)    Capital  ratios  exclude  the effect of the market  value  adustment  for securities available for sale.
(5)  Calculated  as  allowance  for loan losses  divided by total  nonperforming loans. TE = Taxable equivalent.



CONSOLIDATED BALANCE SHEETS                                                           Page 2
(dollars in thousands)


                                                    03/31/99        12/31/98        03/31/98


ASSETS

  Loans, net                                      $1,263,416       1,268,328       1,248,873
  Securities available for sale                      681,160         717,410         621,017
  Other short-term investments                             0          24,979               0
  Federal funds sold                                 364,000         358,000         403,000

     Total earning assets                          2,308,576       2,368,717       2,272,890

  Cash and due from banks                             38,233          41,950          34,579
  Bank premises and equipment                         15,824          17,022          18,033
  Other assets                                        71,530          57,391          70,337

     Total assets                                 $2,434,163       2,485,080       2,395,839

LIABILITIES
  Deposits:
     Demand                                         $146,107         154,358         131,019
     Interest-bearing checking                       261,458         266,027         238,672
     Savings                                         665,592         660,376         657,674
     Money Market                                     58,941          58,061          57,091
     Certificates of deposit > $100 thou             122,053         139,310         122,481
     Other time deposits                             806,407         829,282         836,370

       Total deposits                              2,060,558       2,107,414       2,043,307

  Short-term borrowings                              144,350         147,924         131,778
  Other liabilities                                   44,038          43,900          43,776

     Total liabilities                             2,248,946       2,299,238       2,218,861

SHAREHOLDERS' EQUITY                                 185,217         185,842         176,978

     Total liabilities and
       shareholders' equity                       $2,434,163       2,485,080       2,395,839

Number of common shares
  outstanding, in thousands                           26,911          26,792          26,811





CONSOLIDATED STATEMENTS OF INCOME                                                     Page 3
(dollars in thousands, except per share data)

                                                               Three Months Ended


                                                    03/31/99        12/31/98        03/31/98

Interest income

     Loans                                           $26,560          27,222          27,882
     Investments                                      10,890          10,758          10,399
     Federal funds sold                                4,216           4,679           5,122

          Total interest income                       41,666          42,659          43,403

Interest expense
     Deposits                                         17,791          19,907          20,188
     Borrowings                                        1,448           1,422           1,567

          Total interest expense                      19,239          21,329          21,755

          Net interest income                         22,427          21,330          21,648

Provision for loan losses                              1,513           1,230           1,372

          Net interest income after
            provision for loan losses                 20,914          20,100          20,276

Net securities transactions                             (420)            727              32
Noninterest income                                     5,840           6,779           4,522
Noninterest expense                                   12,202          14,180          11,529

Income before income taxes                            14,132          13,426          13,301
Income tax expense                                     4,809           4,664           4,923

Net income                                            $9,323           8,762           8,378


Net income per share:
          - Basic                                      $0.35            0.33            0.31
          - Diluted                                     0.33            0.31            0.30

Avg equivalent shares outstanding, in thousands:
          - Basic                                     26,873          26,795          26,888
          - Diluted                                   27,992          28,014          27,975



CONSOLIDATED AVERAGE BALANCE SHEETS                                                   Page 4
(in thousands)

                                                               Three Months Ended
                                                    03/31/99        12/31/98        03/31/98

Total assets                                      $2,442,857       2,450,492       2,378,660
Shareholders' equity                                 186,563         186,084         175,927
Total loans                                        1,319,010       1,323,228       1,301,320
Interest earning assets                            2,356,900       2,355,604       2,280,370
Interest-bearing liabilities                       2,069,330       2,075,911       2,033,968

